EXHIBIT (2)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") dated as of August 1, 1995 among UJB Financial Corp., a New Jersey corporation ("UJB"), United Jersey Bank, a New Jersey banking corporation ("UJBank" and the "Receiving Bank") and The Flemington National Bank and Trust Company, a national banking association ("Bank" and the "Merging Bank") recites and provides:

     A. The respective boards of directors of UJB, UJBank and Bank deem it advisable to merge Bank into UJBank (the "Merger") pursuant to this Agreement and to issue to the holders of shares of Common Stock of Bank, par value $2.50 per share ("Bank Stock"), in exchange for their Bank Stock in the Merger, shares of the Common Stock of UJB, par value $1.20 per share ("UJB Stock").

     B. To effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as, amended (the "Code");

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                               GENERAL PROVISIONS

     Section 1.01. The Merger. Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.06), Bank shall be merged with and into UJBank pursuant to and in accordance with the provisions of the New Jersey Banking Act of 1948, as amended, Chapter 67 of the Laws of 1948, New Jersey Revised Statutes 17:9:A-1 et seq. (the "New Jersey Banking Act").

     Section 1.02. Capital Stock of UJB. All shares of the capital stock of UJB outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding immediately thereafter.

     Section 1.03. Terms of Conversion of Bank Stock.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Bank shareholder:

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(1)  All shares of Bank Stock which immediately prior to the Effective Time are either owned beneficially by UJB, if any, or held in the treasury of Bank, if any, shall be cancelled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such Bank Stock; and

(2) Subject to Sections 1.07, 1.08 and 1.09, each share of Bank Stock outstanding immediately prior to the Effective Time shall be converted into the number of shares of UJB Stock equal to the exchange ratio determined in accordance with the following (the "Exchange Ratio"):

     (A) If the Average Price (as defined in Section 1.03(b) below) of a share of UJB Stock is greater than $37.00, the Exchange Ratio shall be 1.3514;

     (B) If the Average Price of a share of UJB Stock is equal to or greater than $29.00 and equal to or less than $37.00, the Exchange Ratio shall be equal to the quotient obtained by dividing $50.00 by the Average Price; and

     (C) If the Average Price of a share of UJB Stock is less than $29.00, the Exchange Ratio shall be 1.7241; provided, however, that if the Average Price of a share of UJB Stock is less than $26.10, the Board of Directors of Bank shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date (as defined in Section 9.01), to terminate this Agreement by giving UJB notice of such termination, referring to this Section 1.03(a)(2)(C), and this Agreement shall be terminated pursuant to such notice, subject to Section 9.02, effective as of 11:59 p.m. on the third business day following receipt of such notice by UJB, unless UJB shall, prior to 11:59 p.m. on the third business day following receipt of such termination notice, send notice to Bank agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $45.00 by the Average Price.

(b) For purposes of this Agreement:

    (1) "Average Price" means the average (rounded to the nearest penny) of the closing prices of a share of UJB Stock on the New York Stock Exchange - Composite Transactions Tape for the 10 consecutive trading days ending on the Determination Date as reported in The Wall Street Journal, or if not reported therein, as reported in an authoritative source mutually agreeable to Bank and UJB.

    (2) "business day" shall mean a calendar day other than a Saturday or a Sunday, January 1, the third Monday in January, the third Monday in February, the last Monday in May, July 4, the first Monday in September, the second Monday in October, November 11, the fourth Thursday in November, or December 25. If


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        January 1, July 4, November 11 or December 25 fall on a Sunday, the next Monday is not a business day.

(c) The provisions of Section 1.03(a)(2) and the Exchange Ratio shall be subject to appropriate adjustments in the event that, from the date hereof to the Effective Time, the outstanding UJB Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in the outstanding shares of UJB Stock so that Bank shareholders who are entitled to receive UJB Stock pursuant to the provisions hereof shall be entitled to receive such number of shares of UJB Stock or other stock as they would have received if the Effective Time had occurred prior to the happening of such event.

     Section 1.04. Reservation of UJB Stock; Issuance of Shares Pursuant to the Merger. UJB shall reserve and make available for issuance to holders of Bank Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of UJB Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable). The shares of UJB Stock to be issued in accordance with the Agreement are sometimes referred to herein as the "Shares". Upon the terms, and subject to the conditions of this Agreement, including the conversion of Bank Stock according to the Exchange Ratio, UJB shall issue the Shares upon consummation of the Merger to holders of Bank Stock.

     Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, UJB shall appoint First Chicago Trust Company of New York or another entity reasonably satisfactory to Bank as the exchange agent (the "Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger, certificates representing shares of Bank Stock for certificates representing the Shares (the "UJB Certificates") and Cash In Lieu Amounts (as defined at Section 1.08) and as disbursing agent for amounts required to be paid by Section 4.16, if any, and upon consummation of the Merger UJB shall deliver to the Exchange Agent sufficient certificates representing shares of UJB Stock and cash (representing the aggregate Cash In Lieu Amount) as shall be required to effect the exchange required by this Agreement and sufficient cash to pay any amounts required to be paid by Section 4.16.

     Section 1.06. Effective Time. The Merger shall be effective at 12:01 a.m. on the day after this Agreement and the necessary certifications pursuant to
Section 17:9A-137B of the New Jersey Banking Act have been filed with the Department of Banking of New Jersey. UJB shall file this Agreement and the aforedescribed certifications not later than one business day following the Closing Date (as defined at Section 9.01).

     Section 1.07. Exchange of Bank Certificates.

     (a) After the Effective Time, the holders of certificates theretofore representing shares of Bank Stock (the "Bank Certificates"), upon surrender of such certificates to the Exchange Agent, and only upon such surrender, shall be entitled to receive (i) in exchange therefor

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certificates representing the number of whole Shares to which the holders are entitled pursuant to the conversion effected by Section 1.03 and any Cash In Lieu Amount; provided, however, that each Dissenting Shareholder (as defined at Section 1.09) who becomes entitled to receive cash pursuant 12 U.S.C. ss.214a shall receive such payment in lieu of whole Shares and any Cash In Lieu Amount, and (ii) any cash required to be paid by Section 4.16. Until so surrendered, outstanding Bank Certificates, other than those not converted pursuant to
Section 1.03(a)(1), shall be deemed for all purposes, other than as provided below with respect to unsurrendered Bank Certificates and UJB's right to refuse the payment of dividends or other distributions, if any, in respect of UJB Stock, to represent (i) the number of whole Shares into which the shares of Bank Stock have been converted and the right to receive a Cash In Lieu Amount, if any, as provided in Section 1.08, and (ii) the right to receive amounts, if any, required to be disbursed under Section 4.16. Until Bank Certificates are so surrendered, UJB may, at its option, refuse to pay to the holders of such Bank Certificates dividends or other distributions, if any, payable to holders of UJB Stock; provided, however, that upon surrender and exchange of such Bank Certificates there shall be paid to such holders the Amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

     (b) Holders of Bank Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Bank.

     (c) As promptly as practicable after the Effective Time, if not previously sent, UJB shall cause the Exchange Agent to send to each holder of Bank Certificates instructions and transmittal materials for use in surrendering and exchanging Bank Certificates. If Bank Certificates are properly presented to the Exchange Agent, UJB shall cause the Exchange Agent to cancel and exchange them for UJB Certificates and Cash In Lieu Amounts, and, to the extent particular holders are entitled thereto, to disburse any cash amount required to be paid by
Section 4.16.

     (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Bank of the shares of Bank Stock which were outstanding immediately prior to the Effective Time.

     Section 1.08. Fractional Shares. Each holder of a Bank Certificate who by virtue of this Article I would have been entitled to receive a fraction of a share of UJB Stock (after taking into account all shares of Bank Stock represented by the Bank Certificates then delivered by such holder) shall receive at the time such holder is to receive UJB Certificates, in lieu of such fraction of a share, cash in an amount equal to such fraction multiplied by the Average Price (the "Cash In Lieu Amount").

     Section 1.09. Dissenting Bank Shareholders. Bank shall give UJB (i) prompt notice of any Bank shareholder who gives notice in writing to the Bank at or prior to the meeting of Bank shareholders contemplated by Section 4.03 that such Bank shareholder dissents from this Agreement (ii) a list of those Bank shareholders who vote against the Merger, and (iii) the opportunity to participate in all negotiations and proceedings with a Bank shareholder described in clause (i) or (ii) (collectively, "Dissenting Shareholders") with respect to such Dissenting

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Shareholder's Bank Stock. Any Dissenting Shareholder shall be entitled to payment for such shares of Bank Stock only to the extent required by and in accordance with the provisions of 12 U.S.C. ss.214a and UJB shall cause the Receiving Bank to pay such consideration with funds provided by UJB. Bank shall not, except with the prior written consent of UJB, voluntarily make any payment with respect to, or settle, any such demands for payments.

     Section 1.10. Additional Actions. If, at any time after the Effective Time, the Receiving Bank shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Receiving Bank its right, title or interest in, to or under any of the rights, properties or assets of Merging Bank acquired or to be acquired by the Receiving Bank as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Receiving Bank shall be authorized to execute and deliver, in the name and on behalf of Merging Bank or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Merging Bank, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Receiving Bank or otherwise to carry out this Agreement.

     Section 1.11. Offices of the Receiving Bank. The Receiving Bank on the date hereof has offices located as set forth in Exhibit B hereto.

     Section 1.12. Offices of the Merging Bank. The Merging Bank on the date hereof has offices located as set forth in Exhibit C hereto.

     Section 1.13. Name of Receiving Bank. The name by which the Receiving Bank will be known will be UNITED JERSEY BANK.

     Section 1.14. Directors of the Receiving Bank. The names of the persons who will be Directors of the Receiving Bank from and after the Effective Time are as set forth in Exhibit D.

     Section 1.15. Principal Officers of Receiving Bank. The names of the persons who will be the Principal Officers of the Receiving Bank are as set forth in Exhibit E. All other officers of the Receiving Bank at the Effective Time shall retain their then current titles.

     Section 1.16. Principal Office of Receiving Bank. The location of the principal office of the Receiving Bank to be maintained after the Effective Time shall be the location now occupied by the principal office of the Receiving Bank, being 210 Main Street, Hackensack, Bergen County, New Jersey.

     Section 1.17. Branch Offices of Receiving Bank. The location now occupied by the main office of Merging Bank at 56 Main Street, Flemington, New Jersey, will continue as a branch office of the Receiving Bank. All branch office locations of Merging Bank listed on Exhibit C not closed prior to the Effective Time, in addition to its main office referred to above, will continue as branch offices of the Receiving Bank. All branch office locations of the Receiving Bank listed on

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Exhibit B not closed prior to the Effective Time, in addition to its principal office referred to in Section 1.16, will continue as branch offices of the Receiving Bank. UJBank and Bank shall revise Exhibits B and C, as appropriate, to reflect branch openings and closings between the date hereof and the Effective Time.

     Section 1.18. Capital Stock of Receiving Bank.

     (a) The shares of the common stock of the Receiving Bank outstanding immediately prior to the Effective Time shall remain outstanding. At the Effective Time, the Receiving Bank shall issue to UJB an amount of its common stock equal to the number of shares of Bank Stock outstanding immediately prior to the Effective Time divided by two.

     (b) The amount of issued and outstanding capital stock of the Receiving Bank upon the Effective Time shall be $113,548,265 consisting of 21,509,653 shares of common stock with a par value of $5.00 per share, and 120,000 shares of preferred stock with a par value of $50.00 per share. The Receiving Bank will have $355,063,000 of surplus at the Effective Time.

     Section 1.19. Preferred Stock of UJBank. The Series A Preferred Stock of the Receiving Bank (par value $50.00) outstanding immediately prior to the Merger shall remain outstanding.

     Section 1.20. Certificate of Incorporation. The Certificate of Incorporation of the Receiving Bank upon the Effective Time shall be the Restated Certificate of Incorporation as in effect on the date hereof until duly amended as provided by law.

     Section 1.21. By-Laws of Receiving Bank. The By-Laws of the Receiving Bank upon the Effective Time shall be the By-Laws of the Receiving Bank which are in effect immediately prior to the Effective Time, until duly amended in accordance with the By-Laws.

     Section 1.22. Effect of Merger.

     (a) At the Effective Time the corporate existence of Merging Bank shall be merged into that of the Receiving Bank, and the property and rights of Merging Bank shall thereupon vest in the Receiving Bank without further act or deed, and the rights and obligations of Merging Bank shall become the rights and obligations of the Receiving Bank, and all fiduciary and agency duties and relationships of Merging Bank shall vest in the Receiving Bank and be performed by it in the same manner as though the Receiving Bank itself originally assumed such fiduciary and agency duties and relationships, and any pending action by or against Merging Bank or the Receiving Bank shall survive the Merger, and the Receiving Bank shall be substituted for Merging Bank.

     (b) At the Effective Time, and to the fullest extent not prohibited by law, all and singular the rights, powers, privileges, franchises, licenses, effects and property of Merging Bank, of whatever kind, nature or description, and all debts, obligations and liabilities, due or owing or

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to grow due or owing to Merging Bank, choses in action as well as all other things in action or belonging to Merging Bank, and all and every right, title and interest of Merging Bank in and to any cash, assets or property, shall, together with the banking business of Merging Bank, be vested in the Receiving Bank, and be as effectually the property of the Receiving Bank as the same was of Merging Bank before the Merger.

     Section 1.23. Manner of Disposing of UJB Stock Not Taken By Dissenting Shareholders. Shares of UJB Stock otherwise issuable in the Merger pursuant to this Agreement in exchange for shares of Bank Stock shall not be issued to a Dissenting Shareholder who requests in writing to receive in cash the value of the Bank Stock held by such Dissenting Shareholder before thirty days after the date of consummation of the Merger. Such UJB Stock shall remain authorized and unissued common stock of UJB.

                                  ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF BANK

     Bank represents and warrants to UJB and UJBank as follows:

     Section 2.01. Organization, Capital Stock.

     (a) Each of Bank and its nonbank subsidiaries (the term "subsidiary", as used herein, shall mean any corporation or other organization or entity of which 25% or more of the outstanding shares of any class of capital stock or other equity security is directly or indirectly owned), all of which are listed, together with their respective states of incorporation, on Bank Schedule 2.01, is, as the case may be, a national banking association or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, qualified to transact business in and in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on the business, results of operations, assets or financial condition of Bank and its subsidiaries on a consolidated basis (a "Bank Material Adverse Change"). However, a Bank Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions generally. Each of Bank and its subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

     (b) Bank or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding capital stock of all of Bank's direct and indirect nonbank subsidiaries.

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     (c) The authorized capital stock of Bank consists of 1,500,000 shares of
Bank Stock, of which at the date of hereof 958,476 shares were issued and outstanding. Except as set forth above, or in Section 2.01 (a) hereof, there are no other Equity Securities of Bank or any subsidiary of Bank outstanding. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Since April 28, 1995, no Equity Securities of Bank have been issued. All of the issued and outstanding shares of Bank Stock and shares of capital stock of each subsidiary of Bank have been fully paid, were duly authorized and validly issued, and except as otherwise provided by Federal law relating to national banking associations are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act of 1933 (the "Securities Act") or an appropriate exemption from registration under the Securities Act, and were not issued in violation of the preemptive rights of any shareholder of Bank or any subsidiary of Bank. Bank has previously delivered a valid list of shareholders dated not earlier than the fifth business day prior to the date of this Agreement.

     (d) Bank owns no bank subsidiary ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans).

     (e) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Bank or a subsidiary are held free and clear of any claims, liens, encumbrances or security interests.

     Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in Bank's (a) annual report to shareholders for the fiscal year ended December 31, 1994, (b) annual report on Form 10-KSB pursuant to the Exchange Act for the fiscal year ended December 31, 1994, and (c) quarterly report on Form 10-QSB pursuant to the Exchange Act for the fiscal quarter ended March 31, 1995 (the "Bank Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principless consistently applied, the consolidated statements of condition, income, changes in shareholders' equity and cash flows of Bank and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in related notes or in accountants' reports thereon, the Bank Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The Bank Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Bank Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

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     Section 2.03. No Conflicts. Bank and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Bank, or the consummation of the transactions contemplated hereby, including the Merger, by Bank upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Bank or any of its subsidiaries or upon any of the Equity Securities of Bank or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Bank or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Articles of Association or By-Laws of Bank or the Certificate or Articles of Incorporation or By-Laws of any of Bank's subsidiaries;

     (b) any law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

     (d) except as set forth in Bank Schedule 2.03, any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Bank or any of its subsidiaries is a party or by which Bank or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate, would be a Bank Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

     Section 2.04. Absence of Undisclosed Liabilities. To the best knowledge of Bank management, except as set forth in Bank Schedule 2.04, Bank and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Bank or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5) other than (a) those reflected in the Bank Financial Statements or disclosed in the notes thereto,
(b) commitments made by Bank or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material in frequency or amount to Bank and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since December 31, 1994 which are not in the aggregate material in frequency or amount to Bank and its subsidiaries, taken as a whole. Neither Bank nor any of its subsidiaries has, since December 31, 1994, become obligated on any debt due in more than one year from the date of this Agreement in excess of $150,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings of federal funds from correspondent

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banks and the Federal Home Loan Bank of New York all entered into in the ordinary course of business.

     Section 2.05. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Bank or any of its subsidiaries which materially and adversely affects Bank and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Bank and its subsidiaries, taken as a whole, pending or, to Bank's knowledge, threatened, against or involving Bank or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency. Neither Bank nor any subsidiary is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Bank has not been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Bank has resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Bank's business.

     Section 2.06. Brokers' Fees. Bank has entered into this Agreement with UJB as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Advest, Inc. ("Advest"). Bank Schedule 2.06 contains a true and complete copy of all agreements between Bank and Advest with respect to fees payable on account of the transactions contemplated by this Agreement.

     Section 2.07. Material Information. The representations and warranties made by Bank in this Agreement and the Bank Schedules hereto, and, at the time of filing, all filings made by Bank and its subsidiaries after December 31, 1988 with the Office of the Comptroller of the Currency (the "OCC") do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Such filings complied in all material respects with all applicable rules and regulations of the OCC and with the Securities Act and Exchange Act. Bank has timely made all filings required by the Securities Act, and the Exchange Act and other federal laws of like import relating to national banking associations.

     Section 2.08. Corporate Action. Assuming due execution and delivery by each of the other parties hereto, and subject to the approval by the shareholders of Bank of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Bank's Articles of Association at a meeting of such holders to be duly called and held, Bank has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of Bank has taken all action required by law, its Articles of

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Association, its By-Laws or otherwise to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of Bank enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally. The Board of Directors of Bank in authorizing the execution of this Agreement has determined to recommend to the shareholders of Bank the approval of this Agreement, the Merger and the other transactions contemplated hereby.

     Section 2.09. Absence of Changes. There has not been, since December 31, 1994, any Bank Material Adverse Change. Except as disclosed in Bank Schedule 2.09, neither Bank nor any of its subsidiaries has, since December 31, 1994: (a) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to Bank or other subsidiaries of Bank, or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than Bank and its subsidiaries; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any extraordinary officers' salary increase or wage increase, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $30,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $30,000; (f) entered into any transactions which in the aggregate exceeded $150,000 other than in the ordinary course of business; or (g) acquired the assets or capital stock of another company, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

     Section 2.10. Allowance for Loan and Lease Losses. At December 31, 1994 and thereafter Bank's allowance for loan and lease losses is adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Bank's knowledge, the loan and lease portfolios of Bank in excess of such allowances are collectible in the ordinary course of business. Bank
Schedule 2.10 constitutes a list of all loans and leases made by Bank or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

         Section 2.11. Taxes and Tax Returns. Neither Bank nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Bank or any of its subsidiaries. None of the property being acquired by UJB or its subsidiaries in the Merger is property which UJB or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. Proper and accurate amounts have been withheld from employees by Bank and each of its subsidiaries for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been timely filed by Bank and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of Bank or its appropriate subsidiary. Neither Bank nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of Bank or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Bank or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The status of federal and New Jersey tax audits are as disclosed in Bank Schedule 2.11. Neither Bank nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of New Jersey. Bank is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Bank nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to Bank's knowledge, threatened against Bank or any of its subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Bank nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Bank or any of its subsidiaries, and neither Bank nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Bank and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

     Section 2.12. Properties. Bank, directly or through its subsidiaries, has good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Bank Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business with gross proceeds not in excess of $30,000 and individual OREO property disposed of since that date with gross proceeds not in excess of $50,000), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Bank Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Bank and its subsidiaries taken as a whole. Bank and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would have a material adverse effect on Bank and its subsidiaries taken as a whole, and none of such leases contains any unusual or burdensome provision which would materially and adversely affect or impair the operations of Bank and its subsidiaries taken as a whole.

     Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by Bank or any of its subsidiaries or used by Bank or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Bank or such subsidiary subject to exceptions which are not, in the aggregate, material to Bank and its subsidiaries, taken as a whole. Bank and each of its subsidiaries maintains insurance (with companies which, to the best of Bank's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect, are carried in an amount and form and are otherwise adequate to protect Bank and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on Bank
Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1988, neither Bank nor any of its subsidiaries has ever been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request).

     Section 2.14. Contracts.

     (a) Except as set forth in Bank Schedule 2.14(a), neither Bank nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

     (b) Except as set forth in Bank Schedule 2.14(b), neither Bank nor any of its subsidiaries is a party to and neither they nor any of their assets is bound by any written or oral: (i) employment or severance contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable without penalty by Bank or a subsidiary, as appropriate, on 60 days' or less notice; (ii) contract or commitment for capital expenditures in excess of $50,000 in the aggregate for any one project or in excess of $150,000 in the aggregate for all projects; (iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property involving consideration in excess of $50,000; or (v) other contracts material to the business of Bank and its subsidiaries taken as a whole and not made in the ordinary course of business.

     (c) Except as previously disclosed to UJB, neither Bank nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Bank, is materially adverse, onerous, or harmful to any aspect of the business of Bank and its subsidiaries taken as a whole.

     Section 2.15. Interest of Management and Affiliates. All loans presently on the books of Bank or any of its subsidiaries to its present or former directors or executive officers, or their related interests, affiliates, associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features. Except as set forth in Bank
Schedule 2.15, no present or former officer or director of Bank or any of its subsidiaries or any of their associates or any members of their immediate families has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Bank or any of its subsidiaries except for the normal rights of a shareholder; no such person is indebted to or has a contract or commitment for the purchase or sale of real or personal property, materials, supplies or services in excess of $10,000 per annum or for longer than one year whether or not in the ordinary course of business with Bank or any of its subsidiaries, except for normal business expense advances and loans or other extensions of credit of not more than $25,000 in the aggregate; neither Bank nor any of its subsidiaries has any commitment, whether written or oral, to lend any funds to any such person; and neither Bank nor any of its subsidiaries is indebted to any such person except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of Bank or such subsidiary, as appropriate, as in effect immediately prior to the date hereof. Except as set forth in Bank Schedule 2.15, the consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) becoming due from Bank or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of Bank or any of its subsidiaries or any successor or assign of such subsidiary.

     Section 2.16. Pension and Benefit Plans.

     (a) Neither Bank nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan except employee pension benefit plans listed in Bank Schedule 2.16(a) (individually a "Bank Plan" and collectively the "Bank Plans"). In its present form each Bank Plan complies in all material respects with all applicable requirements under ERISA and the Code. Except as disclosed in Bank Schedule 2.16(a), each Bank Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and Bank or the subsidiary whose employees are covered by such Bank Plan has received from the IRS a determination letter to that effect. Each Bank Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. Except as disclosed in Bank Schedule 2.16(a), no employee or agent of Bank or any subsidiary whose employees are covered by a Bank Plan has engaged in any action or has failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Bank Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such

Bank Plan or has been misled as to his or her rights under such Bank Plan.
No Bank Plan is subject to Section 412 of the Code or Title IV of ERISA. Except as disclosed in Bank Schedule 2.16(a), no person has engaged in any prohibited transaction involving any Bank Plan or associated trust within the meaning of
Section 406 of ERISA or Section 4975 of the Code. All reports, filings, disclosures, and other communications which have been required to be made to the participants and beneficiaries, other employees, the SEC, the IRS, the U.S. Department of Labor, or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports and communications were true and correct in all material respects. Except as disclosed in Bank Schedule 2.16(a), no liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Bank is a member and which is under common control within the meaning of Section 414 of the Code. Except as disclosed in Bank Schedule 2.16(a), there are no unfunded benefit or pension plans or arrangements or any individual agreements, whether qualified or not, to which Bank or any of its subsidiaries or ERISA Affiliates has any obligation to contribute. There has been no change in control of any Bank Plan since the last effective date of any such change of control disclosed to UJB in Bank Schedule 2.16(a).

     (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans with an annual cost in excess of $25,000 other than medical, major medical, disability, life insurance or dental plans covering employees generally, maintained by Bank or any of its subsidiaries (collectively "Benefit Plans") are listed in Bank Schedule 2.16(b) and, except as disclosed thereon, comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. Except as disclosed on Bank Schedule 2.16(b), the Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of Bank or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to their rights under the Benefit Plans. All reports, filings, disclosures, and other communications which have been required to be made to the participants and beneficiaries, other employees of Bank or any of its subsidiaries, the SEC, the IRS, the U.S. Department of Labor, the PBGC, and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports and communications were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

     Section 2.17. Fidelity Bonds. Since at least January 1, 1989, Bank and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty by each of the respective insured's employees in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1989, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $30,000) and neither Bank nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither Bank nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Bank's and its subsidiaries' past claim experience.

     Section 2.18. Labor Matters. Hours worked by and payment made to employees of Bank and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Bank and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Bank or its appropriate subsidiary. Bank is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes, except for any immaterial non-compliance. No labor dispute, strike or other work stoppage has occurred and is continuing or is threatened with respect to Bank or any of its subsidiaries. No employee of Bank or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are likely to result in a material claim, suit, action, complaint or proceeding against Bank or any of its subsidiaries. No employees of Bank or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Bank pending with, or, to the knowledge of Bank, threatened by, any labor organization or group of employees of Bank.

     Section 2.19. Books and Records. The minute books of Bank and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Bank and each of its subsidiaries fairly and accurately reflect the transactions to which Bank and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

     Section 2.20. Concentrations of Credit. Except as disclosed on Bank
Schedule 2.20, no customer or affiliated group of customers (a) is owed by Bank or any subsidiary of Bank an aggregate amount equal to more than 5% of the shareholders' equity of Bank or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to Bank or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of Bank or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

     Section 2.21. Trademarks and Copyrights. Neither Bank nor any of its subsidiaries has received notice or otherwise knows that the manner in which Bank or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

     Section 2.22. Equity Interests. Except as disclosed in Bank Schedule 2.22, neither Bank nor any of its subsidiaries owns, directly or indirectly, any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted.

     Section 2.23. Environmental Matters. Except as set forth in Bank Schedule 2.23, no Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied or leased ("Present Property") by Bank or any of its subsidiaries, (2) any property previously owned, occupied or leased ("Former Property") by Bank or any of its subsidiaries during the time of such previous ownership, occupancy or lease; or (3) any Participation Facility (as hereinafter defined) during the time that Bank or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility. Neither Bank nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Bank or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility. No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Bank or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

     As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $30,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-based products.

     It shall be considered material for all purposes of this Agreement if the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase two investigation reports or as may be prudent in light of serious life, health or safety concerns) with respect to matters required to be disclosed pursuant to this Section 2.23 but not so disclosed, is in the aggregate in excess of $1,000,000, as reasonably estimated by an environmental expert retained for such purpose by UJB, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty.

                                  ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF UJB AND UJBANK

     UJB represents and warrants to Bank as follows:

     Section 3.01. Organization, Capital Stock.

     (a) UJB is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20, of which 55,468,117 shares were issued and outstanding as of June 30, 1995 and 4,000,000 shares of Preferred Stock, each without par value, of which 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock ($50 stated value) were issued and outstanding and 600,000 shares of Series R Preferred Stock were reserved for issuance as of June 30, 1995. UJBank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 25,000,000 shares of common stock par value $5.00 per share, of which 19,957,687 shares are currently issued and outstanding and 250,000 shares of preferred stock of which 120,000 shares are currently issued and outstanding.

     (b) UJB is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on the business, results of operations, assets or financial condition of UJB and its subsidiaries on a consolidated basis (a "UJB Material Adverse Change"). However, a UJB Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions or their holding companies generally. The bank subsidiaries of UJB are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. UJB and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. UJB is duly registered as a bank holding company under the Bank Holding Company Act.

     (c) All issued shares of the capital stock of UJB and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. UJB or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding capital stock of its bank subsidiaries. No options covering capital stock of UJB or any of its bank subsidiaries, warrants to purchase or contracts to issue capital stock of UJB or any of its bank subsidiaries, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from UJB or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of UJB or any of its bank subsidiaries are outstanding, in existence, or the subject of an agreement, except for UJB Stock issuable pursuant to employee stock options granted under stock option plans of UJB, UJB Stock issuable pursuant to UJB's Dividend Reinvestment and Stock Purchase Plan, UJB Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the UJB Shareholder Rights Plan.

     Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in UJB's (a) annual report to shareholders for the fiscal year ended December 31, 1994, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1994, (c) quarterly report on Form 10-Q pursuant to the Exchange Act for the fiscal quarter ended March 31, 1995, and (d) news release, the Second Quarter Report dated August 1, 1995 and bank regulatory call report relating to financial results for the fiscal quarter ended June 30, 1995 (the "UJB Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of UJB and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in accountants' reports thereon, the UJB Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The UJB Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the UJB Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 3.03. No Conflicts. Each of UJB and UJBank is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by UJB or UJBank, or the consummation of the Merger by UJB and UJBank upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to UJB and its subsidiaries, taken as a whole, or upon any of the capital stock of UJB or UJBank, or constitute an event which could, with the lapse of time, action or inaction by UJB or UJBank, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Restated Certificate of Incorporation or the By-Laws of UJB or UJBank;

     (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

     (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which UJB or UJBank is a party or by which UJB or UJBank, or any of its assets or properties are bound or committed, the consequences of which would be a UJB Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

     Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting UJB or its subsidiaries which materially and adversely affects UJB and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to UJB and its subsidiaries, taken as a whole, pending or, to UJB's knowledge, threatened, against or involving UJB or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of UJB referred to in Section 3.02 or as previously provided to Bank. Neither UJB nor any bank subsidiary of UJB is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither UJB nor any bank subsidiary of UJB, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. UJB and the bank subsidiaries of UJB have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of UJB or such bank subsidiary's business except for examinations received within the 30 days prior to the date hereof.

     Section 3.05. Material Information. The representations and warranties made by UJB in this Agreement and, at the time of filing, all filings made by UJB and its subsidiaries after December 31, 1989 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. UJB has timely made all filings required by the Securities Act and the Exchange Act.

     Section 3.06. Corporate Action. Assuming due execution and delivery by each of the other parties thereto, and subject to the approval by UJB of this Agreement as the sole shareholder of UJBank pursuant to Section 5.14, each of UJB and UJBank has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of UJB has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of UJB or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of UJB of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. The sole shareholder and the Board of Directors of UJBank have taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of UJBank or otherwise to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of UJB enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

     Section 3.07. Absence of Changes. Except as disclosed in the UJB Financial Statements, there has not been, since December 31, 1994, any UJB Material Adverse Change and there is no matter or fact which may result in any such UJB Material Adverse Change in the future.

     Section 3.08. Non-bank Subsidiaries. The non-bank subsidiaries of UJB did not, taken in the aggregate, constitute a "significant subsidiary" of UJB, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR ss.210.1-02(v)), at December 31, 1994.

     Section 3.09. Absence of Undisclosed Liabilities. The UJB Financial Statements are prepared on an accrual basis and reflect all known assets and liabilities. There are no material undisclosed liabilities to the best knowledge of management.

                                  ARTICLE IV.

                               COVENANTS OF BANK

     Bank hereby covenants and agrees with UJB and UJBank that:

     Section 4.01. Preparation of Registration Statement and Applications for Required Consents. Bank will cooperate with UJB in the preparation and filing with the SEC of a Registration Statement on Form S-4 (the "Registration Statement"), including the Bank proxy statement to be included as a part thereof (the "Proxy Statement"), for the registration of the UJB Stock to be issued in connection with the Merger. In connection therewith, Bank will furnish all information concerning Bank reasonably deemed necessary by counsel to UJB for the filing or preparation for filing under the Securities Act of the Registration Statement. Bank will cooperate with UJB and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the required approval from the Department of Banking of the State of New Jersey, the listing of the Shares on the New York Stock Exchange (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary or, in the reasonable judgment of UJB, advisable to consummate the Merger (the "Required Consents"). Bank covenants and agrees that all information furnished by Bank for inclusion in the Registration Statement, the Proxy Statement and applications or submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC, Federal Reserve Board and OCC, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Bank will furnish to Advest, investment bankers advising Bank, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

     Section 4.02. Notice of Adverse Changes. Bank will promptly advise UJB in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Bank contained in this Agreement or the Bank Schedules or the materials furnished pursuant to the Post-Signing Disclosure List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date (as defined at Section 9.01), untrue or inaccurate in any material respect, (b) any Bank Material Adverse Change, (c) any inability or perceived inability of Bank to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Bank or any of its subsidiaries or assets, which, if determined adversely to Bank or any of its subsidiaries, would have a material adverse effect upon Bank and its subsidiaries taken as a whole or the Merger and the related transactions, and
(e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceedings are contemplated,
(f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Bank or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Bank or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Bank and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Bank agrees that the delivery of such notice shall not constitute a waiver by UJB of any of the provisions of Articles VI or VII.

     Section 4.03. Meeting of Shareholders. Bank will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the National Bank Act, the Exchange Act, the New Jersey Banking Act and all regulations promulgated thereunder governing, to the extent appropriate, shareholder meetings and proxy solicitations. In connection with such meeting, Bank shall mail the Proxy Statement to its shareholders and use its best efforts, subject to the fiduciary duties of the Board of Directors of Bank, to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

     Section 4.04. Copies of Filings. Without limiting the provisions of Section 4.01, Bank will deliver to UJB, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with any bank regulatory authority or to be distributed in any manner to the shareholders of Bank or the public, together with, in the case of all quarterly financial statements provided pursuant to this section, a written opinion of the chief financial officer of Bank to the effect that such financial statements are true, correct and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, except as disclosed therein, and with the books and records of Bank, and present fairly the consolidated financial position of Bank and its subsidiaries at the date thereof and the results of operations and cash flows for the period covered thereby.

     Section 4.05. No Material Transactions. Until the Effective Time, Bank will not and will not allow any of its subsidiaries to, without the prior written consent of UJB: (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Bank to Bank or other subsidiaries of Bank, except that Bank may declare a dividend for each quarter in which UJB, after the date hereof, declares a dividend equal to the dividend so declared by UJB multiplied by 1.3514; (b) fail to coordinate with UJB the declaration of any dividends or the setting of any record or payment dates; (c) declare or distribute any stock dividend or authorize or effect a stock split; (d) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Bank into other subsidiaries of Bank) or enter into any other transaction not in the ordinary course of business; (e) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business and other transactions aggregating not more than $150,000; (f) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to the Bank and its subsidiaries taken as a whole; (g) increase or enter into any agreement to increase the rate of compensation of the employees on the date hereof at an annualized rate exceeding five percent (5%), or pay any employee bonus other than bonuses listed on Bank Schedule 4.05(g) which may be paid to employees pursuant to the bonus plan of Bank and the "staying bonuses" listed on
Schedule 4.05(g) which may be paid to the employees specified on such Schedule if such employee remains in the employ of the Bank through the Closing Date; (h) except as set forth in Bank Schedule 4.05(h), create, adopt or modify any employment or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit plan of whatsoever nature, or change the level of benefits under any such arrangement or plan, or increase any severance or termination pay benefit or any other fringe benefit; (i) distribute, issue, sell or grant any of its Equity Securities or any stock appreciation rights; (j) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions; (k) amend, its Articles of Association or its Certificate or Articles of Incorporation or By-laws; (l) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, respecting the sale of OREO property with an individual sale price in excess of $50,000 or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Bank or any of its subsidiaries;
(m) create, or accelerate the exercisability of, any stock appreciation rights or options or the release of any restrictions on stock issued under the Benefit Plans; (n) except as otherwise permitted by Section 4.05(e), directly or indirectly through any investment banker, broker, financial or investment advisor or other agent, solicit or initiate, or encourage any unsolicited inquiry respecting, any proposal or offer for, or enter into discussions or negotiate for, or authorize or enter into any agreement or agreement in principle providing for, any merger, consolidation, sale or other disposition of assets or securities, tender offer, exchange offer or other acquisition of outstanding securities issued by it or other business combination or takeover transaction (other than the Merger); (o) except as may be required by court order or decree or required by statute or regulation, furnish or cause to be furnished any information relating to any inquiry or proposal described in the foregoing subsection (n), except information previously made public and any information customarily furnished to the public in the ordinary course of business concerning its business or properties, to any person or entity making any inquiry or proposing any transaction described in subsection (n), other than UJB; or (p) make any employer contribution to a Bank Plan or a Benefit Plan which under the terms of the particular Plan is voluntary and within the sole discretion of the Bank to make. In addition, Bank will notify UJB by telephone to its chief executive officer or general counsel promptly upon receipt of any inquiry with respect to a proposed merger, consolidation, business combination, assets acquisition or disposition, tender offer or other takeover transaction with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Bank or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the UJB officer notified as required above a copy of any document relating thereto promptly after any such document is received by Bank. Anything in clauses (n) or (o) of the foregoing sentence to the contrary notwithstanding, Bank may, after written notice to UJB, respond to unsolicited inquiries from third parties and/or engage in discussions with third parties and/or furnish information to third parties, if, in each case, it receives a written opinion of its counsel that to fail to do so would constitute a breach or failure on the part of members of the Bank's Board of Directors to perform the fiduciary duties of their office.

     Section 4.06. Operation of Business in Ordinary Course. Bank, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business diligently and substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner;
(b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Bank or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Bank will notify and consult with UJB prior to terminating any of the five highest paid employees of Bank; (d) will use their best efforts to continue to maintain fidelity bonds insuring Bank and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of Bank or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, may have a material adverse effect on Bank and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at December 31, 1994, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending December 31, 1994, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Bank's independent certified public accountants.

     Section 4.07. Further Actions. Bank will: (a) execute and deliver such instruments and take such other actions as UJB may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts, subject to the qualification with respect to the fiduciary duties of the Board in
Section 4.03, so that the other conditions precedent to the obligations of UJB set forth in Articles VI and VII hereof are satisfied.

     Section 4.08. Cooperation. Until the Effective Time, Bank will give to UJB and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records, will provide such information with respect to its business affairs and properties as UJB from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of UJB's representatives covering the business and affairs of Bank or any of its subsidiaries.

     Section 4.09. Copies of Documents. As promptly as practicable, but not later than 30 days after the date hereof, Bank will furnish to or make available to UJB all the documents, contracts, agreements, papers, and writings called for by the list or lists provided by UJB to Bank on or prior to the date hereof (the "Post-Signing Disclosure List").

     Section 4.10. Applicable Laws. Bank and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on Bank or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to UJB in connection with any such requirements imposed upon UJB or on any of its subsidiaries in connection with the Merger.

     Section 4.11. Agreements of Affiliated Shareholders. Bank agrees to furnish to UJB, not later than 10 business days prior to the date of mailing of the Proxy Statement, a list of each person who, in the opinion of Drinker Biddle & Reath, special counsel to Bank, is an affiliate of Bank for the purposes of Rule 145 under the Securities Act (a "Bank Affiliate"), shall cause each Bank Affiliate to enter into, prior to the date of mailing of the Proxy Statement, an agreement, satisfactory in form and substance to UJB, substantially in the form of Exhibit F hereto, and effective prior to such date (an "Affiliate Agreement"), which provides that, among other things, (a) the UJB Stock to be acquired by a Bank Affiliate upon consummation of the Merger (such shares of UJB Stock being sometimes referred to herein as "Acquired Shares") will not be acquired with a view to the sale or distribution thereof except as permitted by Rule 145, (b) the shares of Bank Stock beneficially owned by such person on the effective date of the Affiliate Agreement and the Acquired Shares (collectively, the "Affiliate Shares") will not be disposed of in such a manner as to violate the Securities Act or the Affiliate Agreement and without UJB having first received evidence of compliance with Rule 145 and the Affiliate Agreement (e.g., copies of brokers' representation letters or any other forms customarily required to effectuate a brokers' transaction under Rule 145), in each case satisfactory to UJB (the Office of the Corporate Secretary of UJB can be consulted for guidance on what constitutes satisfactory evidence of compliance),
(c) the certificates representing the Acquired Shares may bear a legend referring to the foregoing restrictions on disposition and UJB may issue to its transfer agent appropriate stop transfer instructions with respect to the Acquired Shares, and (d) in a transfer of Affiliate Shares not complying with Rule 145, each Bank Affiliate will obtain an agreement, and deliver a copy of such to UJB, from the transferee in such a transfer which is substantially similar to an Affiliate Agreement, unless such transferee may under the Securities Act dispose of the Affiliate Shares without registration under the Securities Act and without violation of the Affiliate Agreement.

     Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by Bank or any of its subsidiaries to any of its present or former directors, executive officers, or their respective associates shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

     Section 4.13. ERISA. Bank shall maintain and cause each of its ERISA affiliates to maintain Bank Plan assets that are at least equal in value to Plan benefits guaranteed under Title IV of ERISA, and not permit any Prohibited Transaction within the meaning of Section 406 of ERISA to exist.

     Section 4.14. Fee.

     (a) Bank hereby agrees to pay UJB, and UJB shall be entitled to payment of, a fee (the "Fee") of $3,000,000 following the occurrence of a Purchase Event (as defined below); provided that UJB shall have sent written demand for such Fee within 90 days following such Purchase Event; and provided further that the right to receive the Fee shall terminate and be of no further force and effect upon the earliest to occur of:

          (i)  the Effective Time;

          (ii) 24 months after

               (A)  the termination of this Agreement following:

                    (x) the occurrence of a Preliminary Purchase Event (as defined below),

                    (y)  discussions occurring pursuant to the last sentence of
                         Section 4.05, or

                    (z) a determination by the Board of Directors of Bank not to submit this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, to Bank's shareholders; or

               (B)  the termination of this Agreement by UJB pursuant to:

                    (x) Section 9.02(a)(ii), other than a termination occurring due to a breach of a Bank representation or warranty existing on the date hereof,

                    (y)  Section 9.02(a)(iii),

                    (z) Section 9.02(b), other than a termination by UJB occurring due to a breach of a Bank representation or warranty existing on the date hereof or a failure of either of the conditions set forth in Section 7.07 or
                         Section 7.09;

               (C)  the termination of this Agreement by Bank pursuant to
                    Section 9.02(a)(iv), other than a termination occurring during such time as UJB shall have failed to perform or observe an agreement set forth in this Agreement which was required to be performed or observed on or prior to the Closing Date and other than a termination due to a failure of the condition set forth at Section 6.01; or

         (iii) termination of this Agreement pursuant to any Section other than those listed in clause (ii)(B) above, provided such termination occurs prior to any Purchase Event or any other event or circumstance described in clause (ii)(A).

Payment of the Fee shall be made in immediately available funds within five business days after delivery of such written demand.

     (b) The term "Preliminary Purchase Event" shall mean any of the following event or transactions occurring after the date hereof:

          (i) The Board of Directors of Bank shall withdraw or modify in a manner adverse to UJB its approval of, or its recommendation to the shareholders of Bank to approve, this Agreement or the transactions contemplated hereby, including, without limitation, the Merger.

          (ii) Bank or any of its subsidiaries (each a "Bank Subsidiary"), without having received UJB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than UJB or any of its subsidiaries (each a "UJB Subsidiary") or the Board of Directors of Bank shall have recommended that the shareholders of Bank approve or accept any Acquisition Transaction with any person other than UJB or any UJB Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (A) a merger or consolidation, or any similar transaction, involving Bank or any Bank Subsidiary, (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Bank or any Bank Subsidiary, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Bank or any Bank Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only one or more of Bank and the Bank Subsidiaries.

         (iii) Any person (other than UJB or any UJB Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Bank Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), or (B) any group (as such term "group" is defined in Section 13(d)(3) of the Exchange Act), other than a group of which UJB or any UJB Subsidiary is a member, shall have been formed that beneficially owns 10% or more of the Bank Stock then outstanding.

          (iv) Any person other than UJB or any UJB Subsidiary shall have made a bona fide proposal to Bank or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than UJB or any UJB Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Bank Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Bank Stock (such an offer referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

          (v) After a proposal is made by a third party to Bank or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to Bank to make such a proposal if the Agreement terminates, Bank shall have breached any representation, covenant or obligation contained in this Agreement, other than a breach of a representation existing on the date hereof, and such breach would entitle UJB to terminate this Agreement under Section 9.02 of this Agreement (without regard to the cure periods provided for in said Section 9.02 of this Agreement unless such cure is promptly effected prior to a termination of this Agreement by UJB without jeopardizing consummation of the Merger pursuant to the terms of this Agreement); or

          (vi) The holders of Bank Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement or such meeting shall not have been held or shall have been canceled prior to termination of this Agreement, in each case after any person (other than UJB or any UJB Subsidiary) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the New Jersey Banking Act, the Bank Holding Company Act, the Bank Merger Act or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction.

     (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person, other than UJB or any UJB Subsidiary, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Exchange Act), of beneficial ownership of 25% or more of the Bank Stock; or

          (ii) The occurrence of a Preliminary Purchase Event described in subsection (b)(ii) of this Section 4.14 except that the percentage referred to in clause (C) shall be 25%.

     (d) Bank shall notify UJB promptly in writing of its knowledge of the occurrence of any Preliminary Purchase Event or Purchase Event or the occurrence of either of the events or circumstances described at Section 4.14(a)(ii)(A)(y) and Section 4.14(a)(ii)(A)(z); provided, however, that the giving of such notice by Bank shall not be a condition to the right of UJB to the Fee.

     (e) This Section 4.14 shall survive any termination of this Agreement.

     Section 4.15. Confidentiality. All information furnished by UJB to Bank or its representatives pursuant hereto shall be treated as the sole property of UJB and, if the Merger shall not occur, Bank and its representatives shall return to UJB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Bank or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Bank with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Bank shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in Bank's possession prior to the disclosure thereof by UJB, (y) was then generally known to the public, or (z) was disclosed to Bank by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Bank is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning UJB to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Bank may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify UJB in advance to the extent practicable. This
Section 4.15 shall survive any termination of this Agreement.

     Section 4.16. Dividend Equivalency. In the event the Exchange Ratio is greater than 1.3514, shareholders of record of Bank at the Effective Time shall become entitled to receive a cash payment per share of Bank Stock held by them at the Effective Time equal in amount to the difference between the dividends per share Bank would have been able to pay pursuant to Section 4.05(a) had the multiplier stated therein been the Exchange Ratio and the dividends per share actually paid by Bank. The payment to which Bank shareholders may become entitled pursuant to this Section 4.16 shall be distributed by UJB simultaneously with the distribution of Shares and Cash In Lieu Amounts provided for in Article I.

     Section 4.17. Dividends. Bank will coordinate with UJB the declaration of any dividends and the record and payment dates thereof so that the holders of Bank Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Bank Stock and any shares of UJB Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter.

     Section 4.18. Tax Opinion Certificates. Bank shall execute and deliver to Thompson & Mitchell a tax opinion certificate dated as of the date of effectiveness of the Registration Statement and as of the Closing Date substantially in the form of Exhibit G, and Bank shall use its best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Bank Stock (including shares beneficially held) to execute and deliver to Thompson & Mitchell a tax opinion certificate dated as of the date of effectiveness of the Registration Statement and as of the Closing Date substantially in the form of Exhibit H hereto.

     Section 4.19. Best Efforts to Ensure Pooling. Bank agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

                                   ARTICLE V.

                                COVENANTS OF UJB

     UJB hereby covenants and agrees with Bank that:

     Section 5.01. Approvals and Registrations. Based on such assistance and cooperation of Bank as UJB may reasonably request, UJB will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Merger, (c) with the New Jersey Department of Banking, an application for approval of the Merger, and
(d) with the New York Stock Exchange, an application for the listing of the shares of UJB Stock issuable upon the Merger, subject to official notice of issuance, except that UJB shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of UJB Stock by Bank Affiliates. UJB shall cooperate with Bank in the preparation and filing of the Proxy Statement by Bank with the OCC and, in connection therewith, UJB will furnish all information concerning UJB reasonably deemed necessary by counsel to Bank for such filing or preparation for filing. UJB covenants and agrees that all information furnished by UJB for inclusion in the Registration Statement, the Proxy Statement, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC, Federal Reserve Board and OCC, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. UJB will furnish to Advest, investment bankers advising Bank, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

     Section 5.02. Notice of Adverse Changes. UJB will promptly advise Bank in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of UJB or UJBank contained in this Agreement or the UJB Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any UJB Material Adverse Change, (c) any inability or perceived inability of UJB or UJBank to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation or administrative proceedings involving UJB or its assets which, if determined adversely to UJB, would have a material adverse effect on UJB and its subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceedings are contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by UJB subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which UJB or UJBank is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of UJB and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. UJB agrees that the delivery of such notice shall not constitute a waiver by Bank of any of the provisions of Articles VI or VIII.

     Section 5.03. Copies of Filings. UJB shall promptly provide to Bank copies of the application for approval of the Merger filed with the Federal Reserve Board and the New Jersey Department of Banking and all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K.

     Section 5.04. Further Actions. UJB will: (a) execute and deliver such instruments and take such other actions as Bank may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Bank set forth in Articles VI and VIII hereof are satisfied.

     Section 5.05. Applicable Laws. UJB will use its best efforts to comply promptly with all requirements which federal or state law may impose on UJB with respect to the Merger and will promptly cooperate with and furnish information to Bank in connection with any such requirements imposed upon Bank or on any of its subsidiaries in connection with the Merger.

     Section 5.06. Unpaid Bank Dividends. By virtue of the Merger and without further action on anyone's part, UJB shall assume the obligation of Bank to pay dividends, if any, on Bank Stock which has a record date prior to the Effective Time but are not payable until after the Effective Time.

     Section 5.07. Cooperation. Until the Effective Time, UJB will provide such information with respect to its business affairs and properties as Bank from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Bank's representatives covering the business and affairs of UJB or any of its subsidiaries.

     Section 5.08. Confidentiality. All information furnished by Bank to UJB or its representatives pursuant hereto shall be treated as the sole property of Bank and, if the Merger shall not occur, UJB and its representatives shall return to Bank all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of UJB or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by UJB with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. UJB shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in UJB's possession prior to the disclosure thereof by Bank, (y) was then generally known to the public, or (z) was disclosed to Bank by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, UJB is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Bank to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, UJB may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Bank in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

     Section 5.09. Further Transactions. UJB continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include UJB Stock. In addition, prior to the Effective Time, UJB may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, UJB will not take any action that would (i) prevent the transactions and contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement.

     Section 5.10. Indemnification.

     (a) UJBank shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Bank or any subsidiary of Bank on or before the Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of UJBank Restated Certificate of Incorporation and By-Laws in effect on the date of this Agreement and applicable provisions of law to the same extent as UJBank is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for UJBank.

     (b) For a period of six (6) years after the Effective Time, UJBank will use its best efforts to provide to the persons who served as directors or officers of Bank or any subsidiary of Bank on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by UJBank to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall UJBank be required to expend more than 200% of the current amount expended by Bank (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if UJBank is unable to maintain or obtain the insurance called for by this Section 5.10, UJBank shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount. Bank shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at UJBank's request.

     (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Bank referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

     (d) If UJB or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, UJB or such successor or assign shall take such actions as shall be necessary for the successors or assigns of UJBank to assume the obligations set forth in this
Section 5.10.

     Section 5.11. Employee Matters.

     (a) After the Effective Time, UJB may in its discretion maintain, terminate, merge or dispose of (i) the Bank Plans, (ii) the Benefit Plans, and
(iii) all other medical, major medical, disability, life insurance, accidental death and dismemberment insurance, dental, vision care, or other health or welfare plan maintained by Bank (the "Health or Welfare Plans"); provided, however, that any action taken by UJB shall comply with ERISA and other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if UJB maintains a plan available to all its employees generally which is similar in character or nature to, or which covers risks similar to those covered by, a Bank Plan, a Benefit Plan or a Health or Welfare Plan available to all Bank employees generally, then, if such Bank plan is terminated by UJB or is otherwise rendered inactive by UJB, UJB shall offer to the former employees of Bank affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of UJB without being subject to any exclusions due to pre-existing conditions and such employees shall be given credit for years of service with Bank for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the UJB Retirement Plan, supplemental employee retirement plans and severance plans.

     (b) After the Effective Time, Bank employees shall not be entitled to participate automatically in benefits plans, programs or arrangements of UJB not maintained by UJB for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.

     (c) Following the Effective Time, UJBank shall assume the obligations of Bank with respect to the following agreements, policies or plans existing prior to the date hereof which have been disclosed in the Bank Schedules: (i) employment agreements, (ii) stock appreciation rights agreements, (iii) change of control plan (but only with respect to the three participants on the date hereof), (iv) for the nine-month period following the Effective Time, severance policies, but excluding from the coverage of this clause (iv) the President of Bank and the participants in the change of control plan referred to in clause
(iii), and (v) bonus plan, but only with respect to the bonuses listed in Bank
Schedule 4.05(g) payable by Bank with respect to services rendered in 1995 but not paid by Bank at or prior to the Effective Time.

     (d) In the event Bank shall not have terminated the Bank Savings Plan prior to the Effective Time, UJB or UJBank shall terminate the Bank Savings Plan provided such termination would be consistent with accounting for the Merger as a pooling of interests.

     Section 5.12. Best Efforts to Ensure Pooling. UJB agrees to use, and agrees to cause its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

     Section 5.13. Publication of Results of Combined Operations. If the Closing Date is a date within the first or third month of any calendar quarter, UJB will publish financial results including not less than 30 days of post-merger combined operations which shall be published promptly following the first full calendar month following the Closing Date and which shall be in accordance with
Section 201.01 of the SEC's Codification of Financial Reporting Policies, and UJB shall file a Form 8-K for this purpose if necessary.

     Section 5.14. Approval of Sole Shareholder of UJBank. UJBank will call a meeting of its sole shareholder for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the New Jersey Banking Act and all regulations promulgated thereunder governing shareholder meetings. UJB shall at the shareholder meeting so called, or by means of a written consent in lieu of meeting, approve this Agreement, the Merger and the transactions contemplated hereby.

                                  ARTICLE VI.

           CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF UJB,
                                UJBANK AND BANK

     The respective obligations of UJB, UJBank and Bank under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by UJB, UJBank and Bank:

     Section 6.01. Receipt of Required Consents. UJB, UJBank and Bank shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of UJB or Bank, contain restrictions or limitations which would materially adversely affect the financial condition of UJB after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

     Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of UJB or Bank, shall be contemplated or threatened by the SEC on the Closing Date.

     Section 6.03. Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date, each of UJB and Bank shall have received from Thompson & Mitchell an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to it, to the effect that (a) the Merger will constitute a reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of Bank Stock who receive solely UJB Stock in the Merger will not recognize gain or loss for federal income tax purposes, (c) the basis of such UJB Stock (including any fractional share for which cash is received) will equal the basis of the Bank Stock for which it is exchanged, (d) the holding period of such UJB Stock (including any fractional share for which cash is received) will include the holding period of the Bank Stock for which it is exchanged, assuming that such Bank Stock is a capital asset in the hands of the holder thereof at the Effective Time, and (e) holders of Bank Stock who dissent and receive solely cash in exchange for their Bank Stock will recognize gain or loss, provided that the cash payment does not have the effect of the distribution of a dividend under Code Section 302.

In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinions, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinions being untrue.

     Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against UJB or any of its subsidiaries, or Bank or any of its subsidiaries, that is material to the Merger or to the financial condition of UJB and its subsidiaries taken as a whole or Bank and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of UJB and its subsidiaries taken as a whole or Bank and its subsidiaries taken as a whole, as the case may be.

     Section 6.05. NYSE Listing. At the Closing Date, the shares of UJB Common Stock to be issued in the Merger shall have been listed on the New York Stock Exchange subject to official notice of issuance.

     Section 6.06. Shares of Dissenting Shareholders. The number of shares of Bank Stock, if any, represented by Dissenting Shareholders shall not exceed five percent (5%) of the shares of Bank Stock outstanding on the Closing Date.

                                  ARTICLE VII.

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF UJB AND UJBANK

     The obligation of UJB and UJBank to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by UJB and UJBank in writing:

     Section 7.01. No Adverse Changes. During the period from December 31, 1994 to the Closing Date there shall not have been any Bank Material Adverse Change, and Bank and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Bank and its subsidiaries, taken as a whole, to conduct their business.

     Section 7.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Bank in this Agreement and the Bank Schedules and the material furnished pursuant to the Post-Signing Disclosure List shall be true and correct on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Bank shall have complied in all material respects with all covenants and agreements contained herein to be performed by Bank on or before the Closing Date.

     Section 7.03. Secretary's Certificate. Bank shall have furnished to UJB a certificate signed by the Secretary of Bank and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Section 7.11 herein and the effectiveness of all resolutions adopted by the Board of Directors (including committees thereof) and shareholders of Bank relating to this Agreement, the Merger Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate.

     Section 7.04. Officer's Certificate. Bank shall have furnished to UJB a certificate signed by the Chairman or President of Bank, dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 6.01, the last paragraph of Section 6.03, and Section 6.04 as they relate to Bank and in Sections 7.01, 7.02, 7.08, 7.09 and 7.12.

     Section 7.05. Opinion of Bank's Counsel. UJB shall have received an opinion of Drinker Biddle & Reath, dated the Closing Date and reasonably satisfactory in form and substance to counsel for UJB, substantially to the effect provided in
Exhibit I.

     Section 7.06. Affiliate Agreements and Tax Opinion Certificates. Each person who is a Bank Affiliate shall have delivered to UJB an executed Affiliate Agreement.

     Section 7.07. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to UJB, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 7.08. Consents to Bank Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to UJB, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement, or other contract to which Bank or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets, financial condition or prospects (financial or otherwise) of Bank and its subsidiaries on a consolidated basis, shall have been obtained.

     Section 7.09. Net Worth. The sum of (i), (ii), (iii), (iv) and (v) (where
(i) is the sum of consolidated shareholders' equity and consolidated allowance for loan losses of Bank (as determined in accordance with generally accepted accounting principles consistently applied with those used in preparing the Bank Financial Statements as of December 31, 1994) at the last day of the month preceding the Closing Date, (ii) is the sum of expenses incurred or accrued by Bank in respect of the Merger and related transactions as of the Closing Date and expenses attributable to stock appreciation rights agreements as of the Closing Date, (iii) is the acceleration, if any, in amortization of leasehold improvements arising from notice of termination by Bank of existing leases, (iv) is the net negative effect after June 30, 1995, if any, of mark-to-market accounting for securities available for sale, and (v) is the sum of the "staying bonuses" payable on the Closing Date to the three individuals named on Bank
Schedule 4.05(g) to the extent acrued by the Bank prior to such date) shall be not less than the sum of consolidated shareholders' equity and consolidated allowance for loan losses of Bank (as determined in accordance with generally accepted accounting principles consistently applied with those used in preparing the Bank Financial Statements as of December 31, 1994) at June 30, 1995.

     Section 7.10. FIRPTA Affidavit. Bank shall have delivered to UJB an affidavit of an executive officer of Bank stating, under penalties of perjury, that Bank is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 7.11. Shareholder Approval. The shareholders of Bank, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Bank's Articles of Association and By-Laws.

     Section 7.12. Absence of Regulatory Agreements. Neither Bank nor any Bank subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or Bank and its subsidiaries taken as a whole, and neither Bank nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

The receipt of the documents required by this Article VII by UJB shall in no way constitute a waiver by UJB of any of the provisions of or its rights under this Agreement.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO THE OBLIGATION OF BANK

     The obligation of Bank to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Bank in writing:

     Section 8.01. No Adverse Changes. During the period from December 31, 1994 to the Closing Date there shall not have been any UJB Material Adverse Change, and UJB and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of UJB and its subsidiaries, taken as a whole, to conduct their business.

     Section 8.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by UJB in this Agreement shall be true and correct on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. UJB shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by UJB on or before the Closing Date. The entry by UJB after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $400 million of debt equity, and the issuance of Series R Preferred Stock pursuant to UJB's Shareholder Rights Plan, the redemption or repurchase by UJB of its Common Stock, Series B Adjustable Rate Cumulative Preferred Stock, the Rights attached to UJB Common Stock or the Series R Preferred Stock issuable pursuant to UJB's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

     Section 8.03. Secretary's Certificate. UJB shall have furnished to Bank a certificate signed by the Secretary of UJB and dated the Closing Date, certifying to the satisfaction of the condition set forth in Section 6.05 and the effectiveness of all resolutions adopted by the Board of Directors (including committees thereof) of UJB relating to this Agreement, the Merger Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate.

     Section 8.04. Officer's Certificate. UJB shall have furnished to Bank a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of UJB, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the next to last paragraph of Section 6.03, and Section 6.04 as they relate to UJB and Sections 8.01, 8.02 and 8.08.

     Section 8.05. Opinions of UJB Counsel. Bank shall have received an opinion of General Counsel for UJB, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Bank, substantially to the effect provided in Exhibit J.

     Section 8.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Bank, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 8.07. Fairness Opinion. The Proxy Statement shall have contained the favorable signed opinion of Advest, dated the date of the Proxy Statement or not more than five business days prior thereto, regarding the fairness from a financial point of view of the consideration to be received by the shareholders of Bank in the Merger.

     Section 8.08. Absence of Regulatory Agreements. Neither UJB nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of UJB's business or has a material adverse effect upon the Merger or upon the financial condition of UJB and its subsidiaries taken as a whole, except for such of the foregoing as was previously disclosed to Bank, and neither UJB nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     Section 8.09. Bank Shareholder Approval. The shareholders of Bank, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Bank's Articles of Association and By-Laws.

     Section 8.10. UJBank Shareholder Approval. UJB as sole shareholder of UJBank shall have authorized and approved the Merger, this Agreement and all transactions contemplated by this Agreement, either pursuant to a meeting held for that purpose or by means of a written consent of sole shareholder, as and to the extent required by all applicable laws and regulations and the provisions of UJBank's Restated Certificate of Incorporation and By-Laws.

The receipt of the documents required by this Article VIII by Bank shall in no way constitute a waiver by Bank of any of the provisions of or its rights under this Agreement.

                                   ARTICLE IX

                          CLOSING; TERMINATION RIGHTS

     Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by UJB on at least five business days notice (the "Closing Notice") given to Bank, at the office of UJB, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than 45 business days after the last to occur of the following:

     (a) the date of the approval of the Merger by the shareholders of Bank in accordance with Section 7.11;

     (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of UJB and Bank, to the consummation of the transactions contemplated herein or such prior date as UJB and Bank shall elect, whether or not such proceeding has been brought to a conclusion; or

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

     (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

Such date is sometimes referred to herein as the "Closing Date". In the Closing Notice, UJB shall specify the "Determination Date" for purposes of determining the Average Price, which date shall be not more than ten business days prior to the Closing Date. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, UJB shall cause to be filed with the New Jersey Department of Banking in accordance with Section 1.06, the Merger Agreement and certifications required under the New Jersey Banking Act. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

     Section 9.02. Termination Rights.

     (a) The Boards of Directors of Bank and UJB may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, the Board of Directors of either party may terminate this Agreement in the event that:

          (i) the shareholders of Bank at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve by the requisite vote, or

          (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

          (iii) Bank's investment banker is unable to deliver to Bank by November 30, 1995 the opinion required by Section 8.07; or

          (iv) the Closing is not consummated on or before June 30, 1996, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

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

     (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close (other than a condition set forth in Article VI) shall not have been met (other than a failure of the condition set forth at Section 7.11 or 8.07 due to the circumstances set forth in Section 9.02(a)(i) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(iii) hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

     (c) Upon a termination of this Agreement pursuant to this Section 9.02 or
Section 1.03(a)(2)(C) hereof:

          (i) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.14, 4.15 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder except for any liability arising out of any uncured wilful breach of any covenant or other agreement contained herein or any fraudulent breach of a representation or warranty contained herein, and

          (ii) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy Statement and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by UJB and Bank; provided, however, that: (A) if Bank terminates this Agreement pursuant to Section 9.02(a)(ii) or Section 9.02(b), UJB shall reimburse Bank for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if UJB terminates this Agreement pursuant to Section 9.02(a)(i) or (a)(ii) or Section 9.02(b), Bank shall reimburse UJB for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

     (d) Notwithstanding any termination of this Agreement, (i) Bank shall indemnify and hold UJB harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Bank and (ii) UJB shall indemnify and hold Bank harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with UJB.

     (e) Except as provided otherwise herein in the event of a termination of this Agreement, Bank and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that UJB shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Proxy Statement and regulatory applications.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

     Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.03. Entire Agreement; Amendments. This Agreement, the Bank Schedules, the Post-Signing Disclosure List and the Exhibits hereto and thereto, if any, entered into contemporaneously herewith by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 or Section 1.03(a)(2)(C) hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.11 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Bank contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Bank.

     Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

     UJB or UJBank:                 UJB Financial Corp.
                                    Attn: John G. Collins
                                    301 Carnegie Center
                                    P.O. Box 2066
                                    Princeton, NJ 08543-2066
                                    Telephone No.:  609-987-3422
                                    Facsimile No.:  609-987-3435

     With a copy to:                Richard F. Ober, Jr., Esq.
                                    UJB Financial Corp.
                                    301 Carnegie Center
                                    P.O. Box 2066
                                    Princeton, NJ 08543-2066
                                    Telephone No.:  609-987-3430
                                    Facsimile No.:  609-987-3435

     Bank:                          The Flemington National Bank and
                                    Trust Company
                                    Attn: Nathan C. Collins
                                    56 Main Street
                                    Flemington, NJ 08822
                                    Telephone No.: 908-782-3151
                                    Facsimile No.: 908-782-9787

      With a copy to:               Henry S. Bryans, Esq.
                                    Drinker Biddle & Reath
                                    Philadelphia National Bank Building
                                    Broad & Chestnut Streets
                                    Philadelphia, PA   19107
                                    Telephone No.: 215-988-2823
                                    Facsimile No.:  215-988-2757

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

     A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

         Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws except that matters affecting the validity of corporate action taken by Bank shall be governed by the laws of the United States.

     Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Bank, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party. Subject to
Section 10.03, no such instrument, consent or approval may modify the form or amount of consideration to be received by the shareholders of Bank.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

         CORPORATE SEAL                          UJB FINANCIAL CORP.

 Attest  /S/ RICHARD F. OBER, JR.          By  /S/  JOHN G. COLLINS
       -------------------------             -----------------------------------
             Richard F. Ober, Jr.,                  John G. Collins
             Secretary                              Vice Chairman of the Board

         CORPORATE SEAL                          UNITED JERSEY BANK

Attest  /S/ RICHARD F. OBER, JR.           By  /S/  JOHN G. COLLINS
        ------------------------             -----------------------------------
            Richard F. Ober, Jr.                    John G. Collins
            Secretary                               Vice Chairman of the Board

          CORPORATE SEAL                    THE FLEMINGTON NATIONAL BANK
                                                  AND TRUST COMPANY

Attest  /S/ VICTORIA C. ARCELLA            By  /S/  NATHAN C. COLLINS
        ------------------------             ----------------------------------
            Victoria A. Arcella                     Nathan C. Collins
            Secretary                               President & Chief
                                                    Executive Officer